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                                                CONFIDENTIAL TREATMENT REQUESTED


                                                                   Exhibit 10.13


----------------------------------------
*Portions denoted with an asterisk have
been omitted and filed separately with
the Securities and Exchange Commission
pursuant to a request for confidential
treatment.
----------------------------------------


                                FOUNDRY AGREEMENT


THIS FOUNDRY AGREEMENT (the "Agreement") is made as of April 8, 1999. (the "Effective Date") by and between Xicor Inc., a California corporation, having its principal place of business at 1511 Buckeye Dr., Milpitas, CA 95035 ("Xicor") and Zentrum Mikroelektronik Dresden GmbH, a corporation organized under the laws of Germany, having its principal place of business at GrenzstraBe 28, 01109 Dresden, Germany ("ZMD"), with reference to the following facts:

        A. Xicor desires to have certain products of its design manufactured by ZMD for sale to Xicor.

        B. ZMD has the capability of manufacturing such products and desires to do so for sale to Xicor.

        C. Such products will be manufactured in a facility owned by ZMD and located at its principal place of business.

        D. Xicor may also in the future desire to transfer further production to the ZMD facility.

NOW, THEREFORE, in consideration of the foregoing and the covenants contained below, the parties agree as follows:

1.  DEFINITIONS:

        1.1 "Products" shall mean fully processed silicon wafers containing finished die of Xicor's integrated circuit products.

        1.2 "Update" shall mean changes to a Product that result in a new version of the Product with improved performance, reduced size and/or minor changes in functionality over previous versions of the Product.

        1.3 "Production" shall mean the manufacturing of Products using a qualified Process. Milestones for Production operations are set forth in
        Exhibit 1.3 attached hereto and made a part hereof.

        1.4"Process" shall mean the wafer manufacturing process used for manufacturing of the Products.

2.  MANUFACTURING:

        2.1 Initial Focus: The initial Production focus shall be Xicor's DCP product lines and processes, specifically the C5.64 and C5.67 Processes.

        2.2 Foundry: ZMD owns a wafer fabrication facility (the "ZMD Fab") located at its principal place of business in Dresden, Germany that will be suitable for the purposes of this Agreement.

        2.3 Qualification of ZMD Fab: Qualification of the ZMD Fab will occur upon completion of the quality & reliability requirements set forth in
        Exhibit 6.1

        2.4 Manufacturing: Upon Xicor's orders therefor and subject to qualification pursuant to section 6 below, ZMD agrees to manufacture and sell Products, and Xicor agrees to purchase such Products from ZMD, on the terms and conditions set forth herein. The parties agree that the first Products to be manufactured hereunder shall be Xicor's DCP products on Xicor's C5.64 and C5.67 Processes with such additional Products or Processes as may from time to time be agreed to by the parties. If other Products or Processes are added, the appropriate Exhibits specific to the additional Products and Processes must be included. ZMD agrees to provide Xicor with appropriate documentation of the manufacturing Processes , which will include wafer and lot identification and traceability.



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                                                CONFIDENTIAL TREATMENT REQUESTED


        2.5 Deliverables by Xicor: With respect to each Product that Xicor requires ZMD to manufacture hereunder, Xicor shall provide all necessary technical information. Such information is set forth in Exhibit 2.5 attached hereto and made a part hereof.

        2.6 Mask Sets: Xicor shall provide to ZMD at Xicor's expense, all masks and GDS-II data required to enable ZMD to manufacture the Products hereunder. Xicor shall provide all information necessary for using Xicor's masks for manufacturing at ZMD. ZMD shall provide Xicor with the final sizing tables for approval by Xicor. If under any circumstances a mask or mask set is lost or broken by ZMD, ZMD shall pay for the replacement mask or mask set. Additional mask sets required by ZMD for manufacturing purposes shall be at ZMD's expense.


3.  PRICE AND PAYMENT TERMS:

        3.1 Price: Xicor shall purchase the Products manufactured under this Agreement at the prices and on the payment terms set forth in Exhibit
        3.1 attached hereto and made a part hereof. Payment terms, shipping terms and obligation for taxes will be agreed to in Exhibit 3.1.

        3.2 Yield: The parties agree that ZMD's initial target yield for each Product ("Initial Target Yield") shall be as set forth in Exhibit 3.2 attached hereto and made a part hereof. The Initial Target Yields will increase in accordance with Exhibit 3.2, subject to renegotiations as provided in Exhibit 3.2.

4. WAFER PROBE: ZMD shall perform wafer probe which shall be 100% electrical test at wafer sort as soon as practicable. The applicable data sheet and test requirements are set forth in Exhibit 4 attached hereto and made a part hereof. Prices for wafer probe shall be listed in Exhibit 3.1.

5.  FORECAST AND ORDERS:

        5.1 Six Month Rolling Forecast: During the term of this Agreement, Xicor shall provide to ZMD a 24 weeks rolling forecast setting forth its estimated requirements for wafer starts by week for Products. ZMD will review the forecast and will respond within one week. ZMD agrees to use its reasonable best efforts to meet all commitments for the period of the forecast unless otherwise agreed to by both ZMD and Xicor. The first 12 weeks of the forecast will be "firm" for 125 mm wafer starts. ZMD agrees that in exceptional cases, it will negotiate Xicor requested push-outs and cancellations of the firm backlog with Xicor.

        5.2 Orders: A "blanket" purchase order shall be initiated by Xicor and maintained on an ongoing basis. All releases issued by Xicor against the blanket purchase order shall state unit quantities, unit descriptions, unit prices, requested delivery dates, and shipping instructions. Provided that the release is consistent with the forecast provided to ZMD under section 5.1 hereof, the cycle times under section 5.3(c) hereof, and the other terms and conditions hereof, ZMD shall accept the order. ZMD shall acknowledge on Monday morning (Germany time) of each week its acceptance of the "queued" loaded schedule.

        5.3 Lots: Xicor shall order Products as specified below:

               (a) Engineering Lots: Xicor may order engineering lots where Xicor seeks the qualification of an Update or a Product not previously manufactured by ZMD, to seek or otherwise improve functionality and yield, or to make any other engineering changes. For purposes of this Agreement, an engineering lot shall contain at least six wafers. It shall be Xicor's responsibility to inform and provide ZMD with the specifications for the engineering changes to be made to an engineering lot before manufacturing begins. Specifications shall be attached to, or referenced by Xicor's purchase order. Any change to the specifications shall



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                                                CONFIDENTIAL TREATMENT REQUESTED


               be documented by Xicor to ZMD. The price for engineering lots are described in Exhibit 3.1. II.

               (b) Production Lots: Xicor shall order a Product by lot quantity. The normal wafer lot shall contain 25 wafers.

               (c) Production Cycle Times: The target cycle time for ZMD for each Product manufactured hereunder shall be as per Exhibit 5.3.


        5.4 Process Termination: Xicor shall provide ZMD with at least twelve
        (12) months notice - but not sooner than Dec. 31st, 2000 -of the date on which Xicor will no longer schedule wafer starts on an existing process used to manufacture Products.

        5.5 Delays: Subject to section 13.12, Xicor shall have the right to cancel any order, in whole or in part, when delivery is not made within four (4) weeks of the agreed date. Cancellation will be Xicor's sole remedy in this case. In the case of late delivery of certain high volume Products, the parties may mutually agree to extend said delivery date for an additional 4 weeks.

6.  QUALIFICATION AND QUALITY CONTROL:

        6.1 Qualification: Products to be manufactured and the manufacturing processes to be used under this Agreement are subject to qualification by Xicor and ZMD pursuant to qualification criteria and procedures set forth in Exhibit 6.1 attached hereto and made a part hereof ("Qualification"). The parties agree to use their best efforts to complete any Qualification required in this section 6.1 and under section 6.2 hereof as soon as possible. ZMD may not ship production wafers to Xicor until ZMD has a Quality Plan approved by the Xicor Quality Organization and has been formally audited by Xicor unless specifically authorized to do so by Xicor.

        6.2  Changes:

               (a) ZMD Process Changes: After Qualification of a Product, ZMD may not make any process change without prior written consent from Xicor. Any such change must be in accordance with Exhibit
               6.2 attached hereto and made a part hereof and will be subject to qualification according to the applicable criteria and procedures set forth in Exhibit 6.1.

               (b) Xicor Process Changes: If Xicor desires ZMD to make a process change, Xicor shall notify ZMD in writing thereof. ZMD will not implement or act on any verbal change instructions. Upon receipt of such written instructions, ZMD will review the proposed change and provide to Xicor a written evaluation stating the cost and schedule to implement the same. The parties will then mutually agree on the terms and conditions of the implementation of such change. All changes agreed to by ZMD and Xicor shall be reflected in an update to the ZMD documentation of the baseline manufacturing process.

        6.3 Rework: ZMD may perform rework on wafers only to the extent that it has been authorized and approved by Xicor as set forth in Exhibit 6.3 attached hereto and made a part hereof.

        6.4 Life Test and Reliability Monitors: Xicor may, at its option, from time to time, utilize life test and other agreed upon reliability monitors with respect to the Products manufactured by ZMD hereunder. These monitors, as per Exhibit 6.4 attached hereto and made a part hereof, will be established as soon as practicable. Commencing ninety
        (90) days after ZMD has begun manufacturing production lots of each Product, if these tests indicate that ZMD's manufacturing facility is not being maintained within required manufacturing parameters, the parties agree to confer with respect thereto, and ZMD agrees to take all reasonable measures to promptly correct any such problems.



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                                                CONFIDENTIAL TREATMENT REQUESTED


        6.5 Manufacturing and Quality Audits: Xicor may, at its option, but no more often than two times in any calendar year, conduct a manufacturing and quality audit of the ZMD Fab. These audits will be conducted during normal business hours. Xicor agrees to provide ZMD reasonable prior notice of its intention to conduct such audit. ZMD agrees to cooperate fully with Xicor during the audit, to give Xicor auditing personnel access to the ZMD Fab, and to provide whatever documents and other information regarding the operation of the ZMD Fab in connection with this Agreement that they may reasonably request. ZMD shall not allow Xicor and its auditing personnel access to ZMD's other customers' data. Disclosure of Confidential Information (as hereinafter defined) of ZMD shall be subject to section 11.1 hereof. Each party shall pay its own expenses actually incurred due to any such audits.

        6.6 Manufacturing Control Plan: ZMD shall develop and maintain a manufacturing control plan to identify the critical processes and implement SPC (Statistical Process Control) to monitor and control such critical processes. The critical processes will include, but not be limited to, facilities, environment, DI water and chemical purity, which ZMD shall monitor constantly to ensure consistent Product quality and reliability. These critical processes are set forth in Exhibit 6.6 attached hereto and made a part hereof. ZMD shall provide monthly SPC/Cpk data for all critical processes as applicable. For all Cpks less than 1.67, ZMD shall provide an action plan to achieve at least 1.67 as soon as practicable, but the eventual Cpk goal for ZMD shall be 2.0. For manufacturing processes with Cpk less than 1.0, ZMD shall develop a "containment" plan. ZMD will also install and maintain appropriate Y2k compliant systems to enable it to provide Xicor with WIP status for all lots at all times.

        6.7 ISO 9000 Requirements: Quality systems defined by ISO 9000 shall be used as a part of manufacturing the Products hereunder. If any Xicor customers so require, QS-9000 certification shall also be required. In both cases, certification from an approved registrar shall be required.

7.  OTHER TERMS AND CONDITIONS.

        7.1 Controlling Document: The terms and conditions of this Agreement shall control all sales of Products hereunder, and any additional or different terms of conditions in either party's purchase order, acknowledgment, or similar document shall be of no effect.

        7.2 Delivery and Lead Time: ZMD shall deliver Products on the delivery dates specified in the purchase order releases placed in accordance with section 5. The shipping window will be -5 to +5 days.

        7.3 Shipping Documentation: All Products delivered pursuant to the terms of this Agreement shall be suitably packaged, marked and otherwise prepared in accordance with normal commercial practice while maintaining the safety of the Products. The Products shall be shipped as specified in Xicor's purchase order, and delivered to Xicor. Shipping and packing documents from ZMD shall include the Xicor Purchase Order and release number under which the contracted services shall be performed. Shipping documents shall include the following: 1) Product(s) being ordered, including Xicor Part Number; 2) Manufacturing Lot Number; 3) Quantity of Products; 4) Delivery Instructions, including designated carrier, if any; 5) Quantity of good die per wafer; and 6) yield, process, and/or parametric information as may be required under the terms of this Agreement, the exhibits hereto or the applicable purchase order. Shipping documents are set forth in Exhibit 7.3 attached hereto and made a part hereof.

        7.4 Inspection and Acceptance: Product lots delivered by ZMD shall meet the quality requirements of Xicor and may be inspected and tested for verification. Quality requirements are defined in Exhibit 7.4 attached hereto and made a part hereof. Wafers and lots will be identifiable and traceable under the documentation provided under section 2.4 hereof. In the event any lot or wafer fails to meet the quality requirements of said Exhibit 7.4, Xicor shall have the right to reject such lot or wafer within thirty (30) days after invoice date and returns it to ZMD for replacement, provided that replacement is commercially reasonable. Replacement will be Xicor's exclusive remedy in this case. If replacement



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                                                CONFIDENTIAL TREATMENT REQUESTED


        is not commercially reasonable, Xicor may cancel that portion of the relevant purchase order relating to the defective wafers.

        7.5  Warranty:

               (a) ZMD warrants to Xicor that from the date of delivery and for a period of 12 months thereafter, each Product will satisfactorily pass the acceptance criteria identified in Exhibit
               7.4 attached hereto and shall be free from defects in material and workmanship under normal use and service. This warranty does not cover any failure resulting from (i) assembly not performed by ZMD, or (ii) misuse, abuse, abnormal conditions or shipment damage. This warranty is personal to Xicor and not transferable.

               (b) THE WARRANTY CONTAINED IN SECTION 7.5(a) IS THE ONLY WARRANTY GIVEN BY ZMD AND ZMD EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTY OF NON-INFRINGEMENT, AND ANY WARRANTY THAT MAY ARISE BY REASON OF USAGE OF TRADE, CUSTOM OR COURSE OF DEALING, AND XICOR HEREBY EXPRESSLY WAIVES ANY AND ALL SUCH WARRANTIES.

               (c) Xicor's exclusive remedy, and ZMD's exclusive obligation and liability, with respect to any Product that does not conform to the express warranty set forth in Section 7.5(a) hereof, shall be to perform failure analysis and to replace (or repair if applicable) such Product, without charge, and deliver it to Xicor; provided, however, that in each such case, repair or replacement is commercially reasonable. If such remedy is not commercially reasonable, ZMD shall refund to Xicor the amount paid for such Product. Upon discovering such defect, Xicor shall promptly return the affected Products to ZMD, adequately packaged, within the warranty period at Xicor's expense with a detailed statement of the defect. Xicor shall obtain a return material authorization (RMA) number and show it on the packaging. Any replacement Product shall also be warranted for a period of 12 months from delivery. If ZMD's examination of the Products returned by Xicor does not disclose any warranty defect, Xicor agrees to pay ZMD's applicable charges for unpacking, testing and re-packing the Products for reshipment to Xicor. If ZMD's testing does disclose a warranty defect, ZMD will reimburse the return shipping charges paid by Xicor for such Products.

8.  LIMITATION OF LIABILITY.

        8.1 Under no circumstances shall ZMD be liable for the costs of procurement of substitute goods or services or for any special, indirect, incidental or consequential damages of any kind or nature whatsoever, arising out of or in any way related to this Agreement, the Products or the use or inability to use any Products, including, without limitation, lost goodwill, lost profits, work stoppage or impairment of other goods, and whether arising out of breach of warranty, breach of contract, tort (including negligence), strict liability or otherwise, even if advised of the possibility of such damage or if such damage could have been reasonably foreseen, and notwithstanding any failure of essential purpose of any exclusive remedy provided herein.

        8.2 In no event shall ZMD's total liability relating to or in connection with any Products or this Agreement, whether based on contract, warranty, tort (including negligence), strict liability or otherwise, exceed the actual amount paid to ZMD by Xicor hereunder.



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                                                CONFIDENTIAL TREATMENT REQUESTED


9.  INDEMNITY.

        9.1 ZMD shall not be held responsible and Xicor shall defend, indemnify and hold harmless ZMD and its United States subsidiary from and against any and all claims, demands, liabilities, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and other legal and expert expenses, arising out of or relating to any actual or alleged infringement upon any patent right, copyrights or mask work right of any third party by any Product manufactured by ZMD for Xicor hereunder or by any process, material or technology provided to ZMD by Xicor hereunder for the manufacture of the Products. ZMD will give to Xicor written notice of any claim for which Xicor is providing indemnification hereunder. Xicor will have (i) the right to assume, in a prompt fashion, sole control of the defense or settlement of such claim (provided that Xicor cannot commit ZMD to the payment of any sums in settlement or otherwise), and (ii) the right to receive reasonable assistance from ZMD, at Xicor's request and expense. ZMD may, at its expense, participate in such defense with counsel of its own choice.

        9.2 Xicor shall not be held responsible and ZMD shall defend, indemnify and hold harmless Xicor from and against any and all claims, demands, liabilities, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and other legal and expert expenses, arising out of or relating to any actual or alleged infringement upon any patent right, copyrights or mask work right of any third party by any process, material or technology used by ZMD in the performance of its obligations hereunder other than any process, material or technology provided to ZMD by Xicor hereunder for the manufacture of the Products. Xicor will give to ZMD written notice of any claim for which ZMD is providing indemnification hereunder. ZMD will have (i) the right to assume, in a prompt fashion, sole control of the defense or settlement of such claim (provided that ZMD cannot commit Xicor to the payment of any sums in settlement or otherwise), and (ii) the right to receive reasonable assistance from Xicor, at ZMD's request and expense. Xicor may, at its expense, participate in such defense with counsel of its own choice.

        9.3 THE FOREGOING STATES THE ENTIRE LIABILITY OF EITHER PARTY AND ITS AFFILIATES, AND THE SOLE AND EXCLUSIVE REMEDY OF THE OTHER PARTY AND ITS AFFILIATES, WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY ANY PRODUCTS OR PROCESSES OF SUCH PARTY.

10. TECHNOLOGY OWNERSHIP AND NON-COMPETITION: Xicor shall retain ownership of all designs, process technology and other information and materials provided to ZMD for purposes of manufacturing Products. Xicor authorizes ZMD to use such proprietary information supplied by Xicor under this Agreement only for the purpose of manufacturing Products for sale to Xicor in accordance with the terms of this Agreement. ZMD agrees that ZMD will not directly compete with Xicor with products or semiconductor devices similar in nature and competitive to those Xicor Products listed in Exhibit 10.0 during the term of this agreement and one year after termination of the agreement (see Exhibit 10 for additional details).

11.  CONFIDENTIALITY.

        11.1  Confidential Information:

               (a) As used in this section 11.1, the term "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine-readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding any failure to so identify it, however, all (i) technical materials, process technology and other information provided by Xicor to ZMD to enable or assist ZMD in manufacturing Products and (ii) ZMD processes that a Xicor



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                                                CONFIDENTIAL TREATMENT REQUESTED


               employee may observe as part of an audit or similar procedure, shall be deemed "Confidential Information" hereunder.

               (b) Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse, or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care.

               (c) Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

                      (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiver;

                      (ii) was known to the receiver at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

                      (iii) is disclosed with the prior written approval of the discloser;

                      (iv) was independently developed by the receiver without any use of the Confidential Information and by employees or other agents of the receiver who have not been exposed to the Confidential Information, provided that the receiver can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development;

                      (v) becomes known to the receiver from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights; or

                      (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the receiver shall provide prompt, advance notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

               (d) "Residual Information" means information in non-tangible form that is or may be retained by persons who have had access to the Confidential Information of a party, including ideas, concepts, know-how or techniques contained therein. However, Residual Information shall not include (i) information which the employee knows, constitutes the Confidential Information of the other party hereunder, or (ii) information that is purposefully committed to memory by the employee for purposes of misappropriation. The parties acknowledge and agree that they and their respective employees may utilize for any purpose any Residual Information resulting from using or having access to Confidential Information. However, the non-disclosure obligations of this section 11 shall continue to apply to such Residual Information.

               (e) Each party shall obtain the execution of proprietary non-disclosure agreements with its employees, agents and consultants having access to Confidential Information of the other



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                                                CONFIDENTIAL TREATMENT REQUESTED


               party, and shall diligently enforce such agreements, or shall be responsible for the actions of such employees, agents and consultants in this respect.

               (f) If either party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the other party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

        11.2 Publicity: All publicity regarding the announcement of this Agreement shall be coordinated by both parties. Neither party shall disclose the terms of this Agreement without the prior written approval of the other party, except as required as a matter of law.

12.  TERM AND TERMINATION.

        12.1 Term: This Agreement shall begin on the date noted above and shall remain in effect for five years from such date, unless otherwise terminated earlier as provided below. This Agreement may be extended for successive periods of two years beyond such time by the written consent of both parties.

        12.2 Termination for Breach: If either party breaches any material term of condition of this Agreement and fails to cure that breach within thirty (30) days, or fails to cure such breach within a reasonable period of time if such breach can not reasonable be cured within the said thirty (30) day period, after receiving written notice of the breach, the other party shall have the right to terminate this Agreement, on written notice, at any time after the end of such thirty
        (30) day period or after such reasonable period if such breach could not reasonable be cured within the said thirty (30) day period.

        12.3 Termination for Insolvency: If either party becomes the subject of a voluntary or involuntary petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if that petition or proceeding is not dismissed with prejudice within sixty (60) days after filing, the other party may terminate this Agreement on thirty (30) days' notice.

        12.4 Return of Materials: Upon termination or expiration of this Agreement, ZMD shall return to Xicor all information, process technology and other items supplied to it under this Agreement.

        12.5 Survival of Provisions: The rights and obligations of the parties pursuant to sections 3.1, 5.5, 7.2, 7.3, 7.4, 7.5, 8, 9, 10, 11, 12.6 and 13.2 shall survive the termination of this Agreement (as well as other provisions of this Agreement to the extent contemplated by section
        12.6 hereof).

        12.6 Effects of Termination: Except as and for the time period provided herein, upon the effective date of termination, ZMD shall cease manufacturing the Products. Xicor shall purchase, pay for and take delivery of Products in accordance paragraph 5.1. In addition, unless the parties agree otherwise (including agreement on appropriate payment to ZMD), Xicor shall take delivery of and pay, pursuant to the terms of this Agreement, for all Products affected by such termination, which at the time of the receipt of the applicable notice of termination are subject to purchase orders of Xicor that have been accepted by ZMD. Such addition delivery and payment includes the "die bank" and all in-process inventory in accordance with section 5.4 hereof and ZMD will either manufacture, complete and deliver such Products to Xicor in accordance with the provisions hereof, which may be after the effective date of termination, or, if requested by Xicor, Xicor may elect to compensate ZMD based on the percentage of mask layers completed.

13.  MISCELLANEOUS.

        13.1 Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without reference to conflict of laws principles.



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        13.2 Arbitration: Any dispute or claim arising out of or in connection with this Agreement shall be finally settled by binding arbitration in the English language. If Xicor institutes the proceedings, they shall be held in Dresden, Germany under the rules of arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with said rules. If ZMD institutes the proceedings, they shall be held in San Francisco, California under the rules of arbitration of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, (i) the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision, and (ii) collection matters shall specifically be excluded from this arbitration provision.

        13.3 Assignment: Neither party may assign or delegate this Agreement or any of its licenses, rights or duties under this Agreement without the prior written consent of the other, except either party may assign this Agreement to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets, and which has assumed in writing or by operation of law its obligations under this Agreement.

        13.4 Authority: Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

        13.5 Export Controls: The parties agree that no technical information disclosed by one party to the other party under this Agreement or any direct product of such technical information is intended to or will be exported or re-exported, directly or indirectly, to any destination restricted or prohibited by applicable law without necessary authorization by the appropriate government authorities.

        13.6 Notices: All notices and other communications required or permitted hereunder shall be in writing and shall be mailed or otherwise delivered by hand, by messenger or by telecommunication, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

        13.7 Partial Invalidity: If any paragraph, provision, or clause thereof in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

        13.8 Counterparts: This Agreement may by executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

        13.9 Waiver: The failure of either party to enforce at any time the provisions of this Agreement shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

        13.10 Entire Agreement: The terms and conditions herein contained constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the party to be bound thereby.

        13.11 Section Headings: The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        13.12 Force Majeure: Neither party shall be liable or responsible for any defaults or delays in performance due to strikes, riots, acts of God, shortages of lab or materials, war, governmental laws,



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
                                                CONFIDENTIAL TREATMENT REQUESTED


        regulations or restrictions or any other cause of any kind whatsoever that is beyond the reasonable control of the party whose performance has been delayed.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.


XICOR INC.                                ZMD GMBH


By /s/ Bruce Gray                         By /s/ W. Nolde      /s/ Detlef Golla
   ----------------------------------        ---------------   -----------------
Bruce Gray                                Dr. Wolfgang Nolde   Detlef Golla
President and Chief Operating Officer     Geschaftsfuhrer      Geschaftsfuhrer
April 8, 1999                             April 8, 1999



                                       10
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                                                CONFIDENTIAL TREATMENT REQUESTED


                                LIST OF EXHIBITS


Number                          Title
1.3.                            Milestones for Process Qualification and
                                Production Operation

2.3                             Facility Qualification

2.5                             Xicor Deliverables

3.1                             Prices

3.2                             Initial Target Yields

4                               Wafer Probe Documentation

5.3                             Production Cycle Times

6.1                             Process Qualification Criteria and Procedures

6.2                             Product and Process Change Control

6.3                             Specifications for Wafer Rework

6.4                             Life Test and Reliability Monitors

6.6                             Critical Processes

7.3                             Shipping Documents

7.4                             Quality Requirements

10.0                            Products for Non-competition clause



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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 1.3

Milestones for  Process Qualification and Production Operation

                           See attached project plan.

                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 2.3

Facility Qualification:

        Verification per ISO 9001 criteria and QS9000 qualification shall be completed prior to the beginning of Risk Production Starts.



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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 2.5

Xicor Deliverables

        -  Process Flow

        -  Lot Traveller

        -  Process Recipes

        -  Critical Monitor Data



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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 3.1


I.  Non-recurring Expenses

        Non-recurring expenses will be a total of $ * to be paid at 3 intervals:

        A. 1st payment of $ * to be paid 30 days after the signing of the Agreement by both parties .

        B. 2nd payment of $ * to be paid at the start of the 1st qualification lot as called for in the Process Qualification Milestones shown in
        EXHIBIT 1.3.

        C. 3rd and final payment of $ * to be paid at the beginning of RISK production again as called for in the Process Qualification Milestones shown in EXHIBIT 1.3.

 II.    Engineering Wafer cost  $  *  / Wafer
        (Minimum Wafer  Quantity is 6 wafers / Engineering Lot)

 III.   Payment and Shipping Terms:

        A. Payment Terms--Payment terms are net 60 days from date of invoice after the delivery of PCM tested wafers or 30 days from date of invoice after the delivery of die sorted wafers.

        B. Exchange Rate--All wafer/die prices set forth in this Agreement are based on an exchange rate of 1.70DM = $U.S. $1. If the average exchange rate for the previous six months is less than 1.60DM = $U.S. $1 or exceeds 1.80DM = $U.S. $1, the parties will review the wafer/die as soon as practicable to renegotiate prices. The exchange rate is defined as the New York foreign exchange mid-range rates applying to trading among banks in amounts of $1 million and more, as published in the Wall Street Journal.

        C. Shipping Terms--Shipping, delivery and pricing terms are set FCA Dresden according Incoterms. Xicor will advise ZMD of its choice of freight carrier.

        D. Taxes and Duties -- The prices and fees do not include sales, use, transfer, property, ad valorem, excise, privilege or value added taxes, import duties, export duties or other custom duties or tariffs or any other taxes, duties or charges not based on ZMD's net income, all of which shall be paid by Xicor. Xicor agrees to promptly pay, or reimburse ZMD for, the amount of such tax or charge and all reasonable attorneys' fees and other costs and expenses incurred by ZMD in connection therewith, and the amount of any fine or penalty assessed against ZMD in connection therewith. Where applicable, Xicor will provide ZMD with exemption certificate(s) in form and substance satisfactory to the relevant taxing or governmental authorities.


IV.     Wafer Prices (per 5" wafer)

        A1:  Wafer Pricing:  (includes raw wafer costs)

             C5.6 Wafers = Per following table (based on cumulative wafer volume)

        A.2.:  C7 Technology:  = to be defined separately



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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                                                CONFIDENTIAL TREATMENT REQUESTED


        CUMULATIVE VOLUME           WAFER PRICE (C5.6 @ * layers)

        up to  *  wafers            $  *  /wafer

        *  to  *  wafers            $  *  /wafer

        *  to  *  wafers            $  *  /wafer

        -  For wafer volumes in excess of  *  , lower prices to be negotiated

        - Wafer prices will be adjusted to the final production layer amount with the following scheme

               Production Wafer Price = (Wafer price as listed above / * ) * Final production layer amount

                      Example:  $  *  = $  *  x  *  /  *

               Timing: Once every 6 months. These calculations are inspired by two things:

               *

               Calculation: Every 6 months, Xicor will calculate the actual die sort yield percentages and compare them to the actual die sort yield established in the first month following the initial 6 month period. This die sort yield percentage shall become the target die sort yield, but in no case shall target die sort yield be less than the actual established die sort yield at Xicor.

               *

               *

        SCRAP CRITERIA

               If the individual wafer sort yield falls below the mean-3sigma distribution demonstrated for the 6 month interval, then, that wafer is scrapped and returned back to ZMD for full credit.

        A3: Device Pricing

               To be defined separately.

        A4: Die Test Pricing

               To be defined separately.

V.  Volume Expectations

        The pricing provided for herein is based on an assumed volume of - * wafers per month. If the actual wafer volumes differ significantly from this assumption, the parties agree to meet as soon as practicable to renegotiate pricing.


VI.     Equipment

        Xicor shall provide ZMD with the manufacturing equipment for production of the Xicor technologies at ZMD on request by ZMD as follows:

               .  *



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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
                                                CONFIDENTIAL TREATMENT REQUESTED


               .  *

        Specific details will be mutually determined in a separate MOU. As incremental wafer requirements occur similar arrangements for additional equipment will be agreed upon.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       17
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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 3.2

Initial Target Yields

        Technology                          1st 6 months Die Sort Yield
        ----------                          ---------------------------
        C5.6                                       *  %

        This average yield is limited to die sizes not larger than 12mm(squared). For die sizes larger than this size the die sort yield shall be agreed upon before volume production.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       18
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                                                CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT 4

Wafer Probe Documentation

To be provided during technology transfer.



                                       19
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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 5.3

Production Cycle Times:

        Production Cycle Times shall be less than or equal to * days per mask layer.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                                CONFIDENTIAL TREATMENT REQUESTED


                                         EXHIBIT 6.1

Process Qualification Criteria and Procedures

        - The quality and reliability specifications are defined in detail in the following Xicor specifications: 06020110, 06020101, 06020311, and 06020324.

        - ZMD shall provide Xicor with the following PQC for the required processes:

               - Gate Oxide integrity (Bvox and Qbd)

               - Hot carrier

               - Electromigration

               - Stress Migration



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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 6.2

Product and Process Change Control

        Product and process control changes are defined in the Xicor specification 100213.



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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 6.3

Specifications for Wafer Rework


        Xicor authorizes ZMD for the following reworks on Xicor products:

               -   Photoresist rework


All other rework not listed in this attachment is not authorized and requires written approval by Xicor on either case-by-case base or an amendment to this exhibit.



                                       23
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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 6.4

Life Test and Reliability Monitors

        The quality and reliability specifications are defined in detail in the following Xicor specifications:

        06020110, 06020101, 06020311, and 06020324.



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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 6.6

Critical Processes

        Critical Processes defined by Xicor:

               -  *



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 7.3

Shipping Documents

        To be generated later in conjunction with ZMD's capabilities and United States and/or German Import/Export regulations..



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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 7.4

Quality Requirements

        Quality requirements

               - Monthly reporting of Cp and Cpk values for critical process steps

               - Process Control Plan

               - Failure Mode Effects Analysis (FMEA) procedure established in factory for process changes



                                       27
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                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT 10

Products from Non-competition clause

ZMD explicitly is permitted to sell the following products and product families:

ZMD                          . nvSRAM products     U63xxx

                             . SRAM products       U62xxx

                             . DRAM products       U61xxx

                             . Digitrim ZM534

                             . Ldreg ZM884

                             . Scope IC ZM407

                             . ASIC developments and Foundry Services according
                               ZMD customer specifications even if competitive or similar to those manufactured by ZMD for Xicor


ZMD explicitly is NOT permitted to sell the following products and product families:

1.  E2 Micro-Peripherals:

    -   System Controller

        X5114

    -   Microcontroller Supervisors with EEPROM

        X25043        X25045        X25163         X25164        X25165

        X25166        X25168        X25169         X25323        X25324

        X25325        X25326        X25328         X25329        X25383

        X25385        X25643        X25644         X25645        X25646

        X25648        X25649

1.  Parallel EEPROM's:

    -   Universal WordWide x8, x16, x32

        XM28C010P     XM28C020P     XM2064P

    -   Universal ByteWide

        X2804C        X2816C        X28C64/HC64    X28VC256      X28C256/HC256

        X28C512       X28LC512      X28HT512       X28C010       X28HT010

        XM28C010      XM28C020      XM28C040       XM28C080

1.  Micro Port Saver (MPS) EEPROM

        X84041        X84161        X84641         X84129

2.  Serial

    -   NOVRAM

        X24C44        X24C45        X25401

    -   EEPROM

        X24C00        X24C01        X24C01A        X24C02        X24C04

        X24C08        X24C16        X24001         X24012        X24022

        X24042        X24128        X24164         X24165        X24320

        X24321        X24325        X24640         X24641        X24645

        X25C02        X25020        X25040         X25057        X25080

        X25097        X25128        X25138         X25160        X25320

        X25330        X25383        X25385         X25640        X25642

        X25650

    -   Serial Flash


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                                                CONFIDENTIAL TREATMENT REQUESTED



        X24F016       X24F032       X24F064        X24F128       X25F008

        X25F016       X25F032       X25064         X25F128       X25F047

        X25F087

1.  Parallel NOVRAMs

        X20C04        X20C05        X20C16         X20C17        XM20C64

        X22C10        X22C12

2.  Digitally Controlled Potentiometers

    -   Quad 64 Tap DCP

        X9241Y        X9241W        X9241U         X9241M        X9400W

        X9408W        X9410W        X9418W         X9448W

    -   32 Tap DCP

        X9313Z        X9313W        X9313U         X9313T        X9314W

        X9315Z        X9315W        X9316Z         X9316W

    -   Dual 64 Tap DCP

        X9221Y        X92221W       X9221U         X9410W        X9418W

    -   100 Tap DCP

        X9C102        X9C103        X9C503         X9C104        X9312Z

        X9312W        X9312U        X9312T

    -   32 Tap PushPOTs

        X9511Z        X9511W        X95514W

1.  Smart Card Modules

        X76F041       X76F100       X76F101        X76F128       X76F640

        X24026        X24165        X24325         X24645        X25320

        X25650

2.  Secure Serial Flash

        X76F041       X76F100       X76F101        X76F128       X76F640



                                       29